UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.
The Company is providing updated guidance regarding its financial and operational trends.

The Company continues to experience significant negative impacts to passenger demand and bookings in third quarter 2020 due to the COVID-19 pandemic. As previously disclosed, the Company was encouraged by improvements in May and June 2020 leisure passenger traffic trends, compared with March and April 2020; however, the improving trends in revenue and bookings stalled in early July 2020, and remained depressed for the remainder of the month, due to the rise in COVID-19 cases. Thus far in August 2020, the Company has experienced a modest improvement in close-in leisure passenger demand. However, year-over-year revenue declines remain significant, and passenger demand and booking trends remain inconsistent, which guided the Company's recent reduction of available seat miles (ASMs, or capacity) in August, September, and October published flight schedules.

The Company’s preliminary July 2020 operating revenues decreased, year-over-year, in the range of 70 to 75 percent; capacity decreased approximately 31 percent, year-over-year; and load factor was approximately 43 percent; all in line with the Company's previous estimations.

Based on modest improvements in close-in leisure passenger demand, the Company now estimates August 2020 operating revenues to decrease, year-over-year, in the range of 70 to 75 percent; capacity to decrease approximately 27 percent, year-over-year; and load factor to be in the range of 40 to 45 percent. The Company's revenue and load factor outlook compares favorably with its previous estimations of August 2020 operating revenues decreasing, year-over-year, in the range of 70 to 80 percent, and load factor in the range of 30 to 40 percent. The Company's previous guidance for August 2020 capacity was a decrease of approximately 20 percent, year-over-year.

The Company's booking trends have also modestly improved for September 2020, with operating revenues estimated to decrease, year-over-year, in the range of 65 to 75 percent. Based on recent capacity reductions, the Company now estimates its September 2020 capacity to decrease approximately 40 percent, year-over-year, compared with its previous estimation of a year-over-year decrease in the range of 20 to 25 percent, and estimates load factor to be in the range of 40 to 50 percent.

The Company now estimates third quarter 2020 capacity to decrease in the range of 30 to 35 percent, year-over-year, compared with its previous estimation of a year-over-year decrease in the range of 20 to 30 percent. The Company estimates its October 2020 capacity to decrease in the range of 40 to 50 percent, year-over-year.

The Company recently published its flight schedule for sale through April 11, 2021, and continues to plan for multiple scenarios for its fleet and capacity plans given the uncertain revenue environment. The Company will continue to monitor demand and booking trends and adjust monthly capacity, as deemed necessary, on an ongoing basis. As such, the Company’s actual flown capacity may differ materially from currently published flight schedules. To support physical-distancing, the Company is currently limiting the number of seats sold on each flight to allow for middle seats to remain open for Customers who are not traveling together through at least October 31, 2020.

Based on the Company's existing fuel derivative contracts and market prices as of August 13, 2020, the Company continues to estimate its third quarter 2020 economic fuel costs to be in the range of $1.20 to $1.30 per gallon1, including $24 million, or $.08 per gallon, in premium expense and no cash settlements from fuel derivative contracts. The Company continues to expect third quarter 2020 operating expenses, excluding fuel and oil expense, special items, and profitsharing expense, to decrease in the range of 10 to 20 percent, year-over-year2.

The Company's preliminary average core cash burn in July 2020 was approximately $17 million per day, slightly better than its previous estimation of approximately $18 million per day. The Company now estimates its average core cash burn to be approximately $20 million per day in third quarter 2020. This compares favorably with the Company's previous estimate of third quarter 2020 average daily core cash burn of approximately $23 million, primarily due to recent, modest improvements in revenue trends.

Cash burn is a supplemental measure that most U.S. airlines began providing in 2020 to measure liquidity in light of the negative financial effects of the pandemic. Average core cash burn is calculated as Loss before income taxes, non-GAAP3, adjusted for Depreciation and amortization expense; Capital expenditures; and adjusted amortizing debt service payments; divided by the number of days in the period. The Company utilizes average daily core cash burn to monitor the performance of its core business as a proxy for its ability to achieve sustainable cash and profit break-even results. Given that the Company’s cash burn calculation is derived from Loss before income taxes, non-GAAP, the Company excludes the following items in its calculation of average core cash burn: financing transactions; Payroll Support Program (PSP) proceeds; Supplier proceeds and other changes in working capital. Cash burn methodology varies by airline, and the Company’s average daily core cash burn may differ materially by utilizing cash burn calculations that adjust for changes in working capital. Utilizing an alternative cash burn approach, which adjusts for changes in working capital, among other items, the Company's July 2020 preliminary daily cash burn was approximately $16 million.

Since the beginning of 2020, the Company has raised a total of approximately $18.7 billion, net, including $13.2 billion in debt issuances and sale-leaseback transactions, $2.2 billion through a common stock offering, and $3.3 billion of PSP proceeds. As of August 18, 2020, the Company had cash and short-term investments of approximately $15.2 billion. Since the Company’s previous update of cash and short-term investments of approximately $14.0 billion as of July 23, 2020, the Company received its final disbursement of PSP proceeds in the amount of $326 million; issued $300 million of unsecured notes due 2025, an additional issuance of its 5.25% notes, of which the Company issued $1.25 billion on May 4, 2020; and issued $700 million of unsecured notes due 2027, an additional issuance of its 5.125% notes, of which the Company issued $1.3 billion on June 8, 2020.

The Company continues to have unencumbered assets worth approximately $12 billion, including approximately $10 billion in aircraft. The Company's adjusted debt4 to invested capital (leverage) is 53 percent, and it remains the only U.S. airline with an investment-grade rating by all three rating agencies.

In July, the Company signed a non-binding letter of intent with the U.S. Treasury with respect to a secured loan with an estimated principal amount of approximately $2.8 billion. As a result of the significant actions taken by the Company to bolster liquidity and its belief that it can secure additional financing at favorable terms, if needed, the Company has since decided not to participate in the secured loan program.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

1Economic fuel cost projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate the hedge accounting impact associated with the volatility of the energy markets or the impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
2Year-over-year projections do not reflect the potential impact of fuel and oil expense, special items, and profitsharing expense in both years because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods, especially considering the significant volatility of the fuel and oil expense line item. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.

3Average core cash burn projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
4Adjusted debt is calculated as short-term and long-term debt including the net present value of aircraft rentals related to operating leases.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s financial position, outlook, strategies, and projected results of operations, including factors and assumptions underlying the Company's projections, in particular the impacts of the COVID pandemic; (ii) the Company’s expectations with respect to capacity and load factors, including with respect to limiting seats sold on each flight and including factors and assumptions underlying the Company's expectations; (iii) the Company’s expectations with respect to fuel costs and the Company's related management of risk associated with changing jet fuel prices; and (iv) the Company's expectations with respect to average core cash burn and liquidity, including factors and assumptions underlying the Company's projections. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the extent of the COVID-19 pandemic, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the duration and scope of the Company’s related self-imposed restrictions to address Customer and Employee health concerns; the extent of the impact of the COVID-19 pandemic on overall demand for air travel and the Company’s related business plans and decisions; and any negative impact of the COVID-19 pandemic on the Company’s access to capital; (ii) the impact of economic conditions, governmental actions, extreme or severe weather and natural disasters, fears of terrorism or war, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), fuel prices, consumer perception, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (iii) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company’s fuel hedging strategies and positions on the Company’s business plans and results of operations; (iv) the impact of the Company's obligations and restrictions related to its participation in the PSP, including restrictions and obligations related to the Company's loan from, and warrants issued to, the U.S. Treasury, and the U.S. Treasury’s right pursuant to the PSP to amend the documents or require new or additional conditions of the payroll support in ways that may be materially adverse to the Company; (v) the enactment or adoption of future laws, statutes, and regulations and interpretation or enforcement of current and future laws, statutes, and regulations that affect the terms or application of the PSP documents and that may have a material adverse effect on the Company; (vi) the Company's dependence on third parties and the impact to the Company of any third party delays or non-performance; and (vii) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

August 19, 2020	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)